Sub-Item 77Q1:  Exhibits.

EX-99.77Q1(b):  Copies of the text of any proposal described in answer to sub-item 77D

(b)(1) Prospectus Supplement, dated August 10, 2011, is hereby incorporated by reference to the Prospectus Supplement filed with the Commission on August 10, 2011 (Accession No. 0001193125-11-217895).

(b)(2) Prospectus Supplement, dated September 16, 2011, is hereby incorporated by reference to the Prospectus Supplement filed with the Commission on September 16, 2011 (Accession No. 0001193125-11-250248).